Exhibit 99.1

To		Date	October 18, 2018

From	Curtis Reusser	Subject	Severance Plan for Platform Presidents and Senior Managers and Treatment of Equity Awards
cc	Executive Team

In view of the proposed sale of Esterline to TransDigm, I want to provide you with a summary of the benefits under Esterline’s Severance Plan for Platform Presidents and Senior Manager (the “Plan”) and a brief description of how your equity awards will be treated if the sale to TransDigm is completed.

Severance Plan for Platform Presidents and Senior Managers

The Plan’s purpose is to retain Platform Presidents and senior managers during uncertain times by giving them assurance of income security. The Plan’s formula is what is known as a “double-trigger” design, meaning benefits are only payable if: (1) there is a change in control of Esterline (which would occur upon the closing of the sale of Esterline to TransDigm); and (2) you experience a qualifying termination of employment (as described below) at any time within 24 months from the date of closing of the change in control transaction. If both of these events occur, you may become entitled to the following benefits under the Plan:

•	One year of base salary,

•	One year of annual incentive compensation at the target level that is in place at the time of termination,

•	For U.S.-based employees only, funds to cover health benefit continuation (COBRA) costs for one year, which funds will also be grossed-up to offset applicable taxes.

For purposes of the Plan, a qualifying termination of employment will occur if you voluntarily terminate your employment for “Good Reason” or your employment is terminated by Esterline (or its successor) without “Cause” (other than due to death or “Disability”). These terms in quotes are defined in the Plan document, which you can access at the link at the end of this memo.

Some platform presidents and senior managers also have severance benefits under an individual employment contract, collective agreement, and/or local law. In this circumstance, the Plan provides a minimum guaranteed benefit and will coordinate with any severance or other similar benefits to which you might be entitled from other sources. Thus, if you experienced an involuntary termination of employment at any time within 24 months following a change in control transaction, you would receive all the benefits owed to you under any individual contract or local law, and if the total value of such benefits is less than the value of the benefits under the Plan, Esterline would pay you the balance.

Info Memo – Severance Plan for Platform Pres & Sr. Mgrs.

October 2018

Because this is only a summary, it does not contain all the information that may be important to you. To the extent any provision of this summary is inconsistent with the terms of the Plan, the Plan will prevail. You may access the Summary Plan Document for the Plan at [Insert link to SPD for the Senior Severance plan.].

Treatment of Equity Awards

Pursuant to the terms of the merger agreement, if the sale of Esterline to TransDigm is completed, you will be entitled to receive a cash payment, without interest, in respect of any stock options, RSUs or PSP shares, whether vested or unvested, that remain outstanding immediately prior to the closing of the sale, as summarized below:

•	If you hold stock options, a payment equal to (i) $122.50 less the exercise price per share for such stock option, multiplied by (ii) the number of shares subject to the stock option;

•	If you hold RSUs, a payment equal to $122.50, multiplied by the number of shares underlying the RSU award;

•

If you hold PSP shares, a payment equal to $122.50, multiplied by the number of PSP shares (which will be determined as if the performance-based vesting condition to which any PSP share is subject was attained at the “target” level on a pro-rata basis).

The pro-rata calculation for the number of PSP shares that will be converted into cash in the sale will be based on the portion of the applicable performance period that is completed as of the closing date of the transaction. In all events, your PSP shares will terminate at the closing of the sale and you will have no further rights as a holder of PSP shares. However, if the sale does not close, your PSP shares will not be cancelled or be eligible for the conversion into a cash payment and instead will continue under their existing terms.

The cash payment will be paid to you within five business days following the closing and less any required withholding taxes.

You should consult your tax advisor regarding the specific tax consequences to you with respect to the cash payment for your stock options, converted RSUs or converted PSP shares.

In all events, your stock options, RSUs and/or PSP shares will terminate at the closing of the Merger and you will have no further rights as a holder of those awards. However, if the sale does not close, your awards will not be cancelled or be eligible for a conversion into the cash payment and instead will continue under their existing terms.

Further information about the treatment of your stock options and RSUs is also available in the Equity Plan Frequently Asked Questions document that was previously distributed to you.

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We appreciate that the terms of the Plan and the treatment of equity awards in the sale are complex. Don’t hesitate to direct any questions you may have to Paul Benson or me.

Info Memo – Severance Plan for Platform Pres & Sr. Mgrs.

October 2018

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving TransDigm and Esterline. In connection with the proposed transaction, Esterline intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Esterline will mail the definitive proxy statement and a proxy card to each stockholder of Esterline entitled to vote at the stockholder meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Esterline may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ESTERLINE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESTERLINE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESTERLINE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Esterline with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Esterline’s website (http://www.esterline.com/) or by contacting Esterline’s Investor Relations at 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004, or by calling (425) 453-9400.

Participants in the Solicitation

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on December 27, 2017, and its Annual Report on Form 10-K for the fiscal year ended September 29, 2017, which was filed with the SEC on November 21, 2017, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on March 30, 2018. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.esterline.com.